Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter 2019 Financial Results

•	Reports fourth quarter 2019 revenue of $10.9 million, GAAP diluted EPS of $0.26 and non-GAAP diluted EPS of $0.30
•	Renewed CE Mark for patient vital signs monitor and shipped associated backlog during the fourth quarter 2019
•	Announces 2020 full year and first quarter financial guidance

Winter Springs, Florida, February 6, 2020 – iRadimed Corporation (NASDAQ: IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system and non-magnetic patient vital signs monitoring system that are designed for use during MRI procedures, today announced financial results for the three months and year ended December 31, 2019.

“Revenue for the fourth quarter increased over 30% from the fourth quarter last year and for the full year 2019, revenue increased over 26% from the full year 2018. We also set a record high for orders during 2019 and the fourth quarter marked our first period with orders exceeding $10 million. Operationally, we accomplished much during the year, including resolving the FDA warning letter and regaining the CE Mark for our patient monitor. We are very pleased with these accomplishments and the financial growth and look forward to building on this momentum in 2020. We are more focused than ever on driving near-term growth and laying the groundwork for sustained value creation,” said Leslie McDonnell, President and Chief Executive Officer of the Company.

Fourth Quarter 2019

For the fourth quarter ended December 31, 2019, the Company reported revenue of $10.9 million compared to $8.3 million for the fourth quarter 2018. Net income was $3.2 million, or $0.26 per diluted share, compared to $1.7 million, or $0.14 per diluted share for the fourth quarter 2018. Diluted earnings per share for the fourth quarter 2019 was positively impacted by $0.10 due to a favorable effective tax rate primarily associated with stock-based compensation.

Gross profit margin was 74.8 percent, compared to 76.2 percent for the fourth quarter 2018. Domestic sales were 73.6 percent of total revenue, compared to 80.8 percent for the fourth quarter 2018. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $3.5 million for the fourth quarter 2019 compared to $2.1 million for the fourth quarter 2018.

Non-GAAP net income was $3.7 million for the quarter ended December 31, 2019, which excludes $0.4 million of stock compensation expense, net of tax. Non-GAAP net income for the quarter ended December 31, 2018 was $2.0 million, which excludes $0.3 million of stock compensation expense, net of tax. Non-GAAP earnings per diluted share was $0.30, compared to $0.16 for the fourth quarter 2018. Free cash flow was $3.8 million, compared to $3.5 million for the fourth quarter 2018. Non-GAAP net income and non-GAAP earnings per diluted share for the fourth quarter 2019 were favorably impacted by a lower effective tax rate compared to the fourth quarter 2018.

Full-Year 2019

For the year ended December 31, 2019, the Company reported revenue of $38.5 million compared to $30.4 million for the same period in 2018. Net income was $9.6 million, or $0.78 per diluted share, compared to net income of $6.3 million, or $0.52 per diluted share for the same period in 2018. Diluted earnings per share for the full year 2019 was positively impacted by $0.10 due to a favorable effective tax rate primarily associated with stock-based compensation.

Gross profit margin was 77.1 percent, compared to 76.3 percent for the same period in 2018. Domestic sales were 80.3 percent of total revenue, compared to 80.5 percent for the same period in 2018. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $9.6 million for the year ended December 31, 2019 compared to $6.5 million for the same period in 2018.

Non-GAAP net income was $10.5 million for the year ended December 31, 2019, which excludes $1.4 million of stock compensation expense, net of tax and a $0.6 million reduction to non-GAAP net income resulting from an infrequent tax item related to excess tax benefits recognized in the provision for income taxes for the exercise and sale of certain incentive stock options. Non-GAAP net income for the year ended December 31, 2018 was $6.6 million, which excludes $1.3 million of stock compensation expense, net of tax and a $1.0 million reduction to non-GAAP net income for an infrequent tax item related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options. Non-GAAP earnings per diluted share for the year ended December 31, 2019 was $0.85, compared to $0.54 for the same period in 2018. Non-GAAP net income and non-GAAP earnings per diluted share for 2019 were favorably impacted by a lower effective tax rate compared to 2018.

Free cash flow was $9.9 million, compared to $7.1 million for the year ended December 31, 2018.

As of December 31, 2019, the Company had combined cash and investments of $46.3 million.

Financial Guidance

For the full year 2020, the Company expects to report revenue of $46.3 million to $47.1 million, GAAP diluted earnings per share of $0.72 to $0.80 and non-GAAP diluted earnings per share of $0.84 to $0.92. The Company expects a higher effective tax rate during the full-year 2020, which negatively impacts forecasted 2020 earnings.

For the first quarter 2020, the Company expects to report revenue of $10.5 million to $10.7 million, GAAP diluted earnings per share of $0.16 to $0.18 and non-GAAP diluted earnings per share of $0.19 to $0.21.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.6 million for the year ending December 31, 2020. For the first quarter 2020, the Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax of $0.4 million.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

iRadimed has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, February 6, 2020. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 7783873.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About iRadimed Corporation

iRadimed Corporation is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive an EC Certificate or CE Mark for our existing products and product candidates, receive FDA 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,481,781	$28,027,688
Accounts receivable, net	7,293,303	4,209,992
Investments	2,768,287	6,349,915
Inventory, net	3,641,561	4,059,443
Prepaid expenses and other current assets	407,802	526,787
Prepaid income taxes	1,370,947	1,367,892
Total current assets	58,963,681	44,541,717
Property and equipment, net	2,053,806	1,869,561
Intangible assets, net	860,087	832,519
Operating lease right-of-use asset	2,955,873	—
Deferred income taxes, net	1,663,415	1,088,702
Other assets	232,002	109,759
Total assets	$66,728,864	$48,442,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$993,742	$772,470
Accrued payroll and benefits	2,166,209	1,802,321
Other accrued taxes	596,576	133,000
Warranty reserve	81,761	74,524
Deferred revenue	1,671,420	1,798,784
Current portion of operating lease liability	240,843	—
Other current liability	108,421	108,421
Total current liabilities	5,858,972	4,689,520
Deferred revenue	2,630,467	1,807,005
Operating lease liability	2,715,030	—
Total liabilities	11,204,469	6,496,525
Stockholders’ equity:
Common stock	1,177	1,099
Additional paid-in capital	19,192,394	15,317,335
Retained earnings	36,300,450	26,669,491
Accumulated other comprehensive income (loss)	30,374	(42,192)
Total stockholders’ equity	55,524,395	41,945,733
Total liabilities and stockholders’ equity	$66,728,864	$48,442,258

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue	$10,890,653	$8,339,392	$38,517,141	$30,438,983
Cost of revenue	2,741,838	1,982,492	8,816,161	7,211,633
Gross profit	8,148,815	6,356,900	29,700,980	23,227,350
Operating expenses:
General and administrative	2,968,476	2,147,155	10,451,266	8,710,882
Sales and marketing	2,562,113	2,049,188	9,169,590	6,995,586
Research and development	379,310	367,715	1,432,719	1,517,112
Total operating expenses	5,909,899	4,564,058	21,053,575	17,223,580
Income from operations	2,238,916	1,792,842	8,647,405	6,003,770
Other income, net	115,249	83,072	395,912	193,537
Income before provision for income taxes	2,354,165	1,875,914	9,043,317	6,197,307
Provision for income tax (benefit) expense	(887,518)	168,901	(587,642)	(106,143)
Net income	$3,241,683	$1,707,013	$9,630,959	$6,303,450

Net income per share:
Basic	$0.28	$0.16	$0.85	$0.59
Diluted	$0.26	$0.14	$0.78	$0.52
Weighted average shares outstanding:
Basic	11,559,526	10,946,149	11,282,214	10,758,752
Diluted	12,345,968	12,224,505	12,276,444	12,110,117

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended December 31,
	2019	2018
Operating activities:
Net income	$9,630,959	$6,303,450
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	31,338	15,833
Change in provision for excess and obsolete inventory	48,114	111,790
Depreciation and amortization	1,242,325	1,105,003
Stock-based compensation	1,854,965	1,764,319
Deferred income taxes, net	(596,755)	(144,430)
(Gain) loss on maturities of investments	(10,764)	28,036
Changes in operating assets and liabilities:
Accounts receivable	(3,114,649)	(446,896)
Inventory	123,680	(121,591)
Prepaid expenses and other current assets	(487,650)	(407,461)
Other assets	(171,002)	65,135
Accounts payable	149,319	34,161
Accrued payroll and benefits	363,888	289,985
Other accrued taxes	463,576	23,498
Warranty reserve	7,237	13,986
Deferred revenue	700,348	(5,885)
Other current liability	—	(150)
Prepaid income taxes	(3,055)	(1,252,768)
Other	859	—
Net cash provided by operating activities	10,232,733	7,376,015
Investing activities:
Purchases of investments	—	(1,124,512)
Proceeds from maturities of investments	3,687,000	2,905,000
Purchases of property and equipment	(368,281)	(228,315)
Capitalized intangible assets	(117,531)	(36,350)
Net cash provided by investing activities	3,201,188	1,515,823
Financing activities:
Proceeds from exercises of stock options	2,493,315	1,239,435
Taxes paid related to net share settlement of equity awards	(473,143)	(309,561)
Net cash provided by financing activities	2,020,172	929,874
Net increase in cash and cash equivalents	15,454,093	9,821,712
Cash and cash equivalents, beginning of period	28,027,688	18,205,976
Cash and cash equivalents, end of period	$43,481,781	$28,027,688

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net income	$3,241,683	$1,707,013	$9,630,959	$6,303,450
Excluding:
Stock-based compensation expense, net of tax expense	412,443	302,531	1,394,748	1,327,316
Infrequent tax item*	—	—	(564,810)	(1,053,048)
Non-GAAP net income	$3,654,126	$2,009,544	$10,460,897	$6,577,718
Weighted-average shares outstanding – diluted	12,345,968	12,224,505	12,276,444	12,110,117
Non-GAAP net income per share – diluted	$0.30	$0.16	$0.85	$0.54

* The infrequent tax item is related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options.

Free Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$3,948,859	$3,542,373	$10,232,733	$7,376,015
Less:
Purchases of property and equipment	171,912	77,706	368,281	228,315
Free cash flow	$3,776,947	$3,464,667	$9,864,452	$7,147,700

Media Contact:

Chris Scott

Chief Financial Officer

iRadimed Corporation

(407) 677-8022

InvestorRelations@iradimed.com